Exhibit 99.3

Calumet Specialty Products Partners, L.P. Announces $550 Million Private Placement of Senior Notes Due 2025 and Issues Notice of Conditional Redemption for its 6.50% Senior Notes due 2021

INDIANAPOLIS, Sept. 20, 2019 /PRNewswire/ -- Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership” or “Calumet”) and its wholly-owned subsidiary Calumet Finance Corp. announced today that, subject to market conditions, they intend to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), $550 million in aggregate principal amount of senior unsecured notes due April 2025 (the “2025 Notes”). Calumet intends to use the net proceeds from the Offering, together with borrowings under its revolving credit facility and cash on hand, to fund the redemption of all of its outstanding 6.50% senior notes due 2021 (the “2021 Notes”).

Calumet also announced today that it has delivered a notice of conditional redemption for all of the 2021 Notes at a redemption price of par, plus accrued and unpaid interest to but not including the Redemption Date (the “Redemption Price”). The redemption date for the 2021 Notes provided in the notice of conditional full redemption is October 21, 2019 (the “Redemption Date”). Calumet’s obligation to redeem the 2021 Notes is conditioned upon, on or before the Redemption Date, the completion of an offering of at least $550 million principal amount of Calumet’s senior debt securities and the satisfaction of all conditions precedent to the effectiveness of the amendment to the Partnership’s revolving credit facility, dated as of September 4, 2019. Calumet will publicly announce and notify the holders of the 2021 Notes and the Trustee (as defined below) if any of the foregoing conditions are not satisfied, whereupon the redemption will be revoked and the 2021 Notes will remain outstanding.

Wilmington Trust, National Association is the trustee (the “Trustee”) for the 2021 Notes and is serving as the paying agent for the redemption. Copies of the notice of redemption and additional information relating to the redemption of the 2021 Notes may be obtained from Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Calumet Specialty Products Partners Administrator.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Calumet plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products and produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates 11 manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Offering and the use of proceeds therefrom and the conditional redemption of our 2021 Notes. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Calumet Specialty Products Partners, L.P.

[For further information: Investor/Media Inquiry Contact: Alpha IR Group, Chris Hodges or Joe Caminiti, Phone: 312-445-2870, CLMT@alpha-ir.com]